                                                                    Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Allied Security Holdings LLC
King of Prussia, PA

We hereby consent to the use in the Prospectus constituting a part of this
Registration Statement of our report dated February 20, 2002, relating to the consolidated financial statements of Barton Protective Services Incorporated as of and for the year ended October 27, 2001, which is contained in that
Prospectus.

We also consent to the reference to us under the caption "Experts" in the
Prospectus.

                                            /s/  BDO Seidman, LLP

Atlanta, Georgia
January 6, 2005